Exhibit 10.22

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 25, 2012, by and between COMERICA BANK (“Bank”) and LDR HOLDING CORPORATION and LDR SPINE USA, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 23, 2009, as it may be amended from time to time, including, without limitation by that certain First Amendment to Loan and Security Agreement dated as of June 30, 2010, that certain Second Amendment to Loan and Security Agreement dated December 9, 2010 and effective as of September 30, 2010, that certain Third Amendment to Loan and Security Agreement dated as of February 10, 2011, and that certain Fourth Amendment to Loan and Security Agreement dated as of April             , 2011 (collectively, the “Agreement”). The parties desire to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Section 1.1 of the Agreement is amended by adding the following defined terms in their appropriate alphabetical order:

“ ‘Adjusted Net Worth’ means at any date as of which the amount thereof shall be determined, the sum of (i) shareholders equity, as determined in accordance with GAAP, including the capital stock, partnership interest or limited liability company interest of Borrowers and their Subsidiaries, plus (ii) Subordinated Debt consisting of those certain convertible subordinated notes issued by Parent or LDR Médical, S.A.S. under the terms of a Note Purchase Agreement dated April 25, 2012 among Parent, LDR Médical, S.A.S., and the investors signatory thereto (‘2012 Subordinated Debt’) less (x) the non cash liability associated with the fair value of the Escalate Capital warrants issued by Parent, (y) the non cash impact of accounting for convertible notes, and (z) the non cash impact of deferred taxes, determined in accordance with GAAP. For the avoidance of doubt, the parties hereto agree that Adjusted Net worth shall not include any Subordinated Debt owing by any borrower to Escalate Capital.”

“ ‘Leverage Ratio’ means as of any date of determination the ratio of (i) Funded Debt less the 2012 Subordinated Debt to (ii) EBITDA for the twelve (12) month period ending on the date of determination.”

“ ‘Non-Formula Amount’ means Three Million Five Hundred Thousand Dollars ($3,500,000).”

“ ‘Funded Debt’ means at any date as of which the amount thereof shall be determined, the sum, without duplication, of (a) all indebtedness of Parent and its consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of Parent and its consolidated Subsidiaries under capitalized leases as of such date, (c) all obligations of Parent and its consolidated Subsidiaries in respect of letters of credit, acceptances or similar obligations issued or created for the account of Parent and/or its Subsidiaries as of such date, in each case determined in accordance with GAAP. Notwithstanding anything to the contrary set forth above, ‘Funded Debt’ shall not include intercompany loans between among Borrowers and their Subsidiaries.”

2. Section 1.1 of the Agreement is amended by amending the following terms in their entirety to read as follows:

“ ‘Borrowing Base’ means an amount equal to (i) eighty percent (80%) of Eligible Accounts, plus (ii) forty percent (40%) of Eligible Inventory, plus (iii) the Non-Formula Amount. Notwithstanding the foregoing, the sum of (x) Advances made with respect to Eligible Inventory plus (y) the Non-Formula Amount, shall not exceed the lesser of Nine Million Five Hundred Thousand Dollars ($9,500,000) and fifty percent (50%) of the aggregate Borrowing Base. Bank may change the foregoing advance rates by giving Spine LDR thirty (30) days prior written notice based on the results of audits of the Collateral.”

“ ‘Change in Control shall mean (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of Parent, who did not have such power before such transaction, (b) a sale of all or substantially all of the assets of Borrowers, on a consolidated basis, (c) Parent fails to own and control, directly or indirectly, 100% of the Shares of LDR Spine or (d) the initial public offering of securities by Parent (or any Subsidiary of Parent) other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.”

“ ‘Revolving Line’ means a Credit Extension (or multiple extensions) not to exceed Nineteen Million Dollars ($19,000,000) in the aggregate outstanding at any time (inclusive of any amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit).”

“ ‘Revolving Maturity Date’ means April 25, 2014.”

3. The following clause (h) of the definition of “Permitted Indebtedness” defined in Section 1.1 of the Agreement is amended in its entirety as follows:

“(h) Indebtedness of any Subsidiary to a Borrower or any other Subsidiary and Indebtedness of a Borrower to any Subsidiary; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time during the term hereof, except as otherwise permitted under clause (e) of the definition of Permitted Investments.”

4. Clause (e) of the definition of “Permitted Investments” defined in Section 1.1 of the Agreement is amended in its entirety as follows:

“(e) Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed Two Hundred Fifty Thousand Dollar ($250,000) in the aggregate in any fiscal year. Notwithstanding the foregoing, Investments by any Borrower in any Subsidiary or by any Subsidiary in any Borrower or any other Subsidiary related to Inventory purchases or Capital Expenditures in the ordinary course of business are permitted without regard to the Two Hundred Fifty Thousand Dollars ($250,000) limit set forth in the preceding sentence;”

5. Section 2.5(a) of the Agreement is amended in its entirety as follows:

“(a) Commitment Fee. On each anniversary of the Closing Date, a commitment fee equal to Twenty Three Thousand Seven Hundred Fifty Dollars ($23,750), which fee shall be nonrefundable.”

6. The following Section 2.5(d) is added to the Agreement immediately following the existing Section 2.5(c):

“(d) Warrant Waiver Fee. On the Revolving Maturity Date or the date the Agreement is otherwise terminated prior to the Revolving Maturity Date, whether voluntarily or involuntarily, a fee equal to One Hundred Twenty Thousand Dollars ($120,000), which fee shall be nonrefundable.”

7. Section 6.2(a) of the Agreement is amended in its entirety as follows:

“(a) Within twenty (20) days after the last day of each month, LDR Spine shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer of LDR Spine substantially in the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable and an inventory summary. Notwithstanding the forgoing, if (i) Borrowers’ balance of Cash maintained in depository or operating accounts at Bank is less than Five Million Dollars ($5,000,000) or (ii) Borrowers’ Leverage Ratio is greater than 4.00 to 1.00, LDR Spine shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer of LDR Spine substantially in the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable and an inventory summary within three (3) Business Days after (i) the first day of each month, as the end of the immediately preceding month and (ii) the fifteen day of each month.

8. Section 6.2(b) of the Agreement is amended in its entirety as follows:

“(b) Within thirty (30) days after the last day of each month, LDR Spine shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer of LDR Spine, which shall include, but not be limited to, a calculation of the Leverage Ratio as of the last day of each month, in substantially the form of Exhibit D hereto.”

9. Sections 6.7(a), (b) and (c) of the Agreement are amended to read in their entirety as follows:

“(a) Performance to Plan. Tested only through and including March 31, 2012, Borrowers’ consolidated revenues (which shall be adjusted for foreign currencies), measured on a trailing two (2) quarter basis, shall be at least eighty percent (80%) of the trailing two quarter revenue plan that has been approved by Parent’s Board of Directors as set forth in the Schedule attached hereto as Schedule 6.7(a). After March 31, 2012, this covenant shall no longer be required to be maintained.

(b) Minimum Adjusted Net Worth. Tested as of the end of each fiscal quarter of Borrowers, commencing June 30, 2012, an Adjusted Net Worth of not less than Twelve Million Five Hundred Thousand Dollars ($12,500,000). Notwithstanding the forgoing, if the sum of (i) Borrowers’ balance of Cash maintained in depository or operating accounts at Bank or Bank’s Affiliates, plus (ii) the Borrowing Base (less any outstanding Advances or oustandings under the Sublimits) is less than Ten Million Dollars ($10,000,000), Adjusted Net Worth shall be measured as of the end of each month.

(c) Minimum Cash. Borrowers shall remain a balance of Cash in an account at Bank of not less than Two Million Dollars ($2,000,000).”

10. The following Section 7.12 is added to the Agreement immediately following the existing Section 7.11:

“7.12 Capital Expenditures. Make Capital Expenditures in an amount greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) during any fiscal year.”

11. The Schedule of Exceptions attached to the Agreement is hereby deleted and replaced in its entirety with the Schedule of Exceptions attached hereto.

12. Bank hereby consents to the amendment of the loan documents governing the Subordinated Debt payable to Escalate Capital I, L.P. and Escalate Capital Partners SBIC I, L.P. in the form delivered to Bank on or prior to the date hereof.

13. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by either Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

14. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

15. Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that no Event of Default has occurred and is continuing.

16. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts;

(d) that certain Subordination Agreement dated as of the date hereof, duly executed by the investors issued convertible subordinated promissory notes by Parent under the Note Purchase Agreement dated April 25, 2012 among Parent and such investors;

(e) that certain Second Amendment to and Affirmation of Subordination Agreement dated as of the date hereof, duly executed by Escalate Capital I, L.P. and Escalate Capital Partners SBIC I, L.P.;

(f) evidence satisfactory to Bank, in its sole discretion, that the maturity date of the Subordinated Debt owing to Escalate Capital has been extended to after the Revolving Maturity Date;

(g) copies of fully-executed documents evidencing the 2012 Subordinated Debt, satisfactory to Bank, in its sole discretion, providing for not less than $15,000,000 of subordinated convertible note financing and confirmation that all signature pages for such documents have been released from escrow; provided, however, that the copies of executed promissory notes evidencing that portion of the 2012 Subordinated Debt being funded to LDR Médical, S.A.S. shall be delivered promptly after such loans are funded to LDR Médical, S.A.S., which shall occur on or before May 15, 2012; and

(h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

17. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LDR HOLDING CORPORATION

By:	/s/ Christophe Lavigne
Name:	Christophe Lavigne
Title:	President/CEO

LDR SPINE USA, INC.

By:	/s/ Christophe Lavigne
Name:	Christophe Lavigne
Title:	C.E.O

COMERICA BANK

By:	/s/ Paul Gerling
Name:	Paul Gerling
Title:	Senior Vice President

[Signature Page for Fifth Amendment to Loan and Security Agreement]

EXHIBIT C

Borrowing Base Certificate

Borrowers:       LDR HOLDING CORPORATION and LDR SPINE USA, INC.

Lender:            COMERICA BANK

Commitment Amount:       $19,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$

2.	Additions (please explain on reverse)		$

3.	TOTAL ACCOUNTS RECEIVABLE AS OF		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days (non-Hospital/Surgical Center Accounts)	$

5.	Balances of 25% over 90 day accounts (non-Hospital Surgical Center Accounts)	$

6.	Concentration limits	$

7.	Foreign Accounts	$

8.	Government Accounts	$

9.	Contra Accounts	$

10.	Demo Accounts	$

11.	Intercompany/Employee Accounts	$

12.	[Reserved.]	$

13.	Other (please explain below)	$

14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15.	Eligible Accounts (#3 minus #14)		$

16.	LOAN VALUE OF ACCOUNTS (80% of #15)		$

17.	HOSPITAL/SURGICAL CENTER ACCOUNTS		$

18.	Amounts over 120 days due	$

19.	Balance of 25% over 120 days	$

20.	LOAN VALUE OF HOSPITAL/SURGICAL CENTER ACCOUNTS (80% OF #18 PLUS #19)		$

FDA APPROVED FINISHED GOODS INVENTORY
21.	FDA Approved Finished Goods Inventory in the possession of LDR Spine as of		$

22.	LOAN VALUE OF INVENTORY (40% of #21, provided that the sum of #22 plus Non-Formula Amount shall be less than or equal to the lesser of (i) 50% of the aggregate Borrowing Base and (ii) $9,500,000)		$

BALANCES
23.	Maximum Loan Amount			$19,000,000
24.	Total Funds Available (the lesser of #23 or #16 + #20 + #22 + Non-Formula Amount)		$

25.	Present balance outstanding on Line of Credit		$

26.	Outstanding under Letter of Credit and Credit Card Sublimits		$

27.	RESERVE POSITION (#24 minus #25 and #26)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

LDR SPINE USA, INC., for itself and on behalf of all Borrowers

By:
Authorized Signer

Exhibit C – Page 1

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
300 W. Sixth St., Suite 1300
Austin, TX 78701
Fax: (512) 427-7178
Email: tlstxcompliance@comerica.com

FROM: LDR SPINE USA, INC., for itself and on behalf of all Borrowers

The undersigned authorized Officer of LDR SPINE USA, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, reporting covenants and limitations on Indebtedness, Investments, Liens and Transfers, no Credit Extensions will be made.

Please indicate compliance status by circling Yes/No under “complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES
Company Prepared Monthly F/S	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Cert, A/R, A/P Agings & Inventory summary	Monthly, within 20 days (or within 3 Business Days of the first and fifteen day of each month pursuant to Section 6.2(a)		YES	NO
Annual Board Approved Projections	By 1/31		YES	NO
Collateral Audit	Semi-annual		YES	NO
Intellectual Property Report	Quarterly, within 30 days		YES	NO
If Public:
10Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10K	Annually, within 5 days of SEC filing (95 days)		YES	NO
Total amount of Borrower’s cash and investments	Amount: $		YES	NO
Total amount of Borrower’s cash and Investments maintained with Bank	Amount: $		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum Trailing 2-quarter revenue as of March 31, 2012	80% of plan	% of plan	YES	NO
Minimum Adjusted Net Worth	$13,000,000	$	YES	NO
Minimum Cash in non interest bearing account at Bank	$2,000,000	$	YES	NO
Leverage Ratio	N/A	to 1.00

Exhibit D – Page 1

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

Exhibit D – Page 2

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

1. Indebtedness incurred pursuant to that certain Loan and Security Agreement dated as of January 31, 2007 by and between Parent and Escalate Capital I, L.P., as amended from time to time, which indebtedness is subject to the terms of a subordination agreement among Bank, Escalate Capital Partners SBIC I, L.P. and Escalate Capital I, L.P. dated November 23, 2009, as amended.

2. Indebtedness incurred pursuant to that certain promissory note dated on or about February 10, 2011 in the principal amount of $3,175,000 by and between Parent and Escalate Capital Partners SBIC I, L.P., which indebtedness is subject to the terms of a subordination agreement among Bank, Escalate Capital Partners SBIC I, L.P. and Escalate Capital I, L.P. dated November 23, 2009, as amended (together with the Indebtedness described in clause 1 of this Schedule, the “Escalate Debt”).

3. Up to an aggregate of €7,250,000 in principal Indebtedness incurred by LDR Medical S.A.S (the “Medical Debt”).

3. Indebtedness incurred pursuant to a Note Purchase Agreement dated April 25, 2012 among Parent, LDR Médical, S.A.S., Austin Ventures VIII, L.P., Telegraph Hill Partners II, L.P., Telegraph Hill Partners, L.P., THP Affiliates Fund, LLC, THP II Affiliates Fund, LLC, PTV Sciences II, L.P., Verwaltungsgesellschaft AD. Krauth, PO Capinvest 1 SAS, FCPR R Capital III, Dalhia A Sicar SCA (collectively, the “Investors”), which indebtedness shall be subject to the terms of a subordination agreement dated as of April 25, 2012 among Bank and the Investors (the “2012 Subordinated Debt”).

Permitted Investments (Section 2.1)

Parent has a beneficial ownership interest in the following Subsidiaries: LDR Spine USA, Inc., LDR Medical, SAS and LDR Brasil Comercio, Importacao e Exportacao Ltda.

Permitted Liens (Section 5.5)

Liens securing the Escalate Debt, the Medical Debt, and the 2012 Subordinated Debt.

Litigation (Section 5.6)

On or about January 5, 2010, SIGNUS Medizintechnik GmbH filed a complaint in Hamburg, Germany against LDR Medical SAS, LDR Holding Company and KRAUTH Medical GmbH & Co alleging trademark infringement. SIGNUS is claiming that its Community Trademark registration for MOBIS has been infringed by LDR’s MOBI, MOBI-C, MOBI-L and MOBIDISC marks. SIGNUS is requesting that the court order LDR to (1) stop use of the marks, (2) pay damages, court costs and attorneys fees to SIGNUS, (3) destroy all remaining MOBI-C goods, and (4) withdraw the MOBI-C goods from the German market. The action was suspended at LDR’s request pending the outcome of an earlier action filed by LDR to invalidate SIGNUS’s Community Trademark registration for MOBIS; a decision in LDR’s favor issued in the invalidity proceeding in August 2010 and SIGNUS must now seek to amend as the basis of its complaint a German registration for the MOBIS mark that is expected to issue within the next two months. In addition, the goods offered by SIGNUS and LDR under their respective marks are highly specialized and are selected and used by skilled surgeons for very different purposes; accordingly, we believe confusion in the marketplace is unlikely and LDR intends to vigorously defend its right to use its marks. Furthermore, local counsel believes that any damages payable to SIGNUS would be calculated from the date on which a German registration for MOBIS actually issues; therefore, even if SIGNUS should prevail, the amount of damages payable by LDR are not expected to exceed $250,000.

Inbound Licenses (Sections 5.12)

None.

Schedule of Exceptions – Page 1